UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2021, Predictive Oncology Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) among the Company, a wholly owned subsidiary of the Company (the “Merger Sub”), zPredicta, Inc. (“zPredicta”), and a representative for certain parties who held interests in zPredicta. Also on November 24, 2021, the Company acquired zPredicta through the merger of Merger Sub with and into zPredicta, with zPredicta surviving as a wholly owned subsidiary of the Company.

As consideration for the acquisition, the stockholders and certain holders of interests in zPredicta as of immediately prior to the transaction collectively received consideration of approximately $10.0 million in cash, subject to adjustment for working capital. The Agreement contains customary and negotiated representations, warranties, and indemnity provisions. On the closing date, Julia Kirshner, the CEO of zPredicta, executed an employment agreement with the Company and became the President of the Company’s zPredicta division. A copy of the press release issued by the Company on November 30, 2021 describing the acquisition of zPredicta is attached as Exhibit 99.1 and is incorporated herein by reference.

zPredicta, which is now a division of the Company, was founded in 2014 and develops tumor-specific in vitro models for oncology drug discovery and research. zPredicta’s mission is to accelerate the drug development process for its clients and partners by leveraging its team’s expertise in carcinogenesis, metastasis and the tumor microenvironment. zPredicta develops complex in vitro models that recapitulate the physiological environment of human tissue and thus provide a more clinically relevant testing platform than commonly-used alternatives.

The foregoing description of the Agreement and the acquisition of zPredicta is not a complete description thereof and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this report and incorporated herein by this reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated November 24, 2021 by and among the Company, Golden Gate Acquisition, Inc., zPredicta, Inc. and Tom Kelly, as Representative

99.1	Press Release dated December 1, 2021

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: December 1, 2021